EXHIBIT 99.1

Rovi Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408) 562-8400 Main (408) 567-1800 Fax

ROVI CORPORATION REPORTS SECOND QUARTER FINANCIAL PERFORMANCE

SANTA CLARA, Calif. (BUSINESS WIRE)—August 6, 2009—Rovi Corporation (NASDAQ: ROVI), formerly known as Macrovision Solutions Corporation, announced today, on a GAAP basis, second quarter 2009 revenues of $119.5 million, compared to $73.1 million for the second quarter of 2008. Second quarter 2009 GAAP net loss was $2.1 million compared to a net loss from continuing operations of $10.8 million for the second quarter of 2008. GAAP net loss for the second quarter 2009 included $20.4 million of intangible asset amortization and $45.6 million restructuring and impairment charges primarily related to the write-down of various acquired brand names, including those acquired along with Gemstar-TV Guide International, Inc. (Gemstar), which will be replaced with the Rovi brand. GAAP diluted earnings per share for the quarter was a loss of $0.02 compared to a loss per share from continuing operations of $0.13 for the second quarter of 2008.

As management believes that including Gemstar’s operating results only for the period since its acquisition on May 2, 2008 diminishes the comparative value of results from the prior year, management believes it is useful to measure the results on a non-GAAP Adjusted Pro Forma basis, assuming the Gemstar acquisition was consummated on January 1, 2007.  The Adjusted Pro Forma results exclude Rovi’s Software and Games businesses, which were sold on April 1, 2008; the eMeta business, which was sold on November 14, 2008; the TV Guide Magazine business, which was sold on December 1, 2008; the TVG Network business, which was sold on January 27, 2009; and the TV Guide Network and TV Guide Online businesses, which were sold on February 28, 2009.  On this basis, second quarter 2009 Adjusted Pro Forma Revenues were $119.5 million, compared to $101.7 million for the second quarter of 2008.  Second quarter 2009 Adjusted Pro Forma Earnings Per Share were $0.38, compared to $0.14 for the second quarter of 2008. Adjusted Pro Forma Earnings Per Share are calculated using Adjusted Pro Forma Income from Continuing Operations.  Adjusted Pro Forma Income from Continuing Operations is defined as pro forma income from continuing operations, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization of debt issuance costs, non-cash interest expense recorded under FSP APB 14-1 and the reversals of discrete tax reserves; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as transaction, transition and integration costs, restructuring and asset impairment charges, insurance settlements and gains or losses on sales of strategic investments.  While depreciation expense is a non-cash item, it is included in Adjusted Pro Forma Income from Continuing Operations as a reasonable proxy for capital expenditures. Reconciliations between pro forma revenues and Adjusted Pro Forma Revenues and between pro forma operating income from continuing operations and Adjusted Pro Forma Income from Continuing Operations are provided in the tables below.

“Q2 was an outstanding quarter across all elements of our business notwithstanding the economy. We grew Adjusted Pro Forma revenues 18% year over year in the second quarter driven by growth in CE licensing, increases in the number of digital television subscribers, new licensees and increased data penetration,” said Fred Amoroso, President and CEO of Rovi. “I’m encouraged by the continued execution of our business plan, as demonstrated by key wins across the business, including recent international service provider agreements, key wins for our emerging CE solutions, and growth in the data licensing space.”

“Given our strong first half results, we are raising and narrowing our 2009 revenue estimates from a range of between $450 and $480 million to a range of between $465 and $485 million.” added James Budge, Chief Financial Officer.  “Additionally, we are raising and narrowing our 2009 Adjusted Pro Forma earnings per share estimates from a range of between $1.25 and $1.45 to a range of between $1.40 and $1.50.”

GAAP to Adjusted Pro Forma Reconciliation
Rovi Corporation provides non-GAAP or Adjusted Pro Forma information. References to Adjusted Pro Forma information are to non-GAAP pro forma measures.  The Company provides Adjusted Pro Forma financial information to assist investors in assessing its current and future operations in the way that its management evaluates those operations.  Adjusted Pro Forma Revenue, Adjusted Pro Forma Income from Continuing Operations and Adjusted Pro Forma Earnings Per Share are supplemental measures of the Company’s performance that are not required by, and are not presented in accordance with GAAP.  The Adjusted Pro Forma information does not substitute for any performance measure derived in accordance with GAAP, including, but not limited to, GAAP basis pro forma information.  Rovi Corporation believes that providing Adjusted Pro Forma financial information is useful to investors. Adjusted Pro Forma financial information assumes the Gemstar acquisition, all divestitures, and discontinued operations and product lines were effective on January 1, 2007.  Additionally, the TVG Network, TV Guide Network and TV Guide Online businesses are assumed to have been sold for aggregate proceeds of $275 million which is assumed to have reduced the debt issued in conjunction with the acquisition of Gemstar.  Further, Adjusted Pro Forma Income from Continuing Operations and Adjusted Pro Forma Earnings Per Share exclude the effect of non-cash items and items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results, or that the Company expects to be incurred over a limited period of time.  While depreciation expense is a non-cash item, it is included in Adjusted Pro Forma Income from Continuing Operations as management considers it a proxy for capital expenditures.

As a result of the Gemstar acquisition, the Company’s management now evaluates and makes operating decisions about its business operations primarily based upon Adjusted Pro Forma Revenue, Adjusted Pro Forma Income from Continuing Operations and Adjusted Pro Forma Earnings Per Share. Management uses Adjusted Pro Forma Income from Continuing Operations and Adjusted Pro Forma Earnings Per Share as measures as they exclude amortization of intangibles, amortization of debt issuance costs, non-cash interest expense recorded under FSP APB 14-1, the reversals of discrete tax reserves, equity-based compensation, transaction costs, transition and integration costs, restructuring and asset impairment charges, insurance settlements and gains or losses on sales of strategic investments; items management does not consider to be “core costs” when making business decisions. Therefore, management presents these Adjusted Pro Forma financial measures along with GAAP measures.  The income statement line items impacted in the adjustment from GAAP to the Adjusted Pro Forma presentation in this earnings release are cost of revenues; research and development; selling, general and administrative; amortization; restructuring and asset impairment charges; interest expense; gain on sale of strategic investments and income tax (benefit) expense.

For each such Adjusted Pro Forma financial measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions in order to make more consistent and meaningful evaluations of the Company’s operating expenses. Management also excludes the effect of restructuring and asset impairment charges, insurance settlements and gains or losses on sales of strategic investments for the same reason.  Management excludes discontinued product lines as it believes this exclusion is as meaningful for comparability purposes as excluding the results from a business that meets the criteria to be classified as discontinued operations on a GAAP basis.  Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation.

Management uses these Adjusted Pro Forma measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development and sales, general and administrative expenses), and those expenses that affect cost of revenue and gross margin.  Further, Adjusted Pro Forma financial information helps management track actual performance relative to financial targets.  Making Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company’s performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Adjusted Pro Forma measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Adjusted Pro Forma financial information.  Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Adjusted Pro Forma measures, these Adjusted Pro Forma measures may have limited usefulness in comparing companies.  Management believes, however, that providing this Adjusted Pro Forma financial information, in addition to the GAAP financial information, facilitates consistent comparison of the Company’s financial performance over time. The Company has provided Adjusted Pro Forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company’s core operating performance in the same way that management does. Reconciliations between pro forma revenues and Adjusted Pro Forma Revenues and between pro forma combined company operating income from continuing operations and Adjusted Pro Forma Income from Continuing Operations are provided in the tables below.

Dial-in Information
Rovi Corporation will hold an investor conference call at 4:30 p.m. Eastern time on August 6, 2009.  Investors and analysts interested in participating in the conference are welcome to call 877-941-2927 (or international +1 480-629-9725) and reference the Rovi call.

The conference call can also be accessed via live webcast at www.rovicorp.com or www.earnings.com (www.streetevents.com for subscribers) on August 6, 2009 at 4:30 p.m. Eastern time. The on-demand audio webcast of the earnings conference call will be made available as soon as practicable after the live webcast ends.

A replay of the conference call will be available through August 10, 2009 and can be accessed by calling 800-406-7325 (or international +1 303-590-3030) and entering passcode 4116686#. A replay of the audio webcast will be available on Rovi Corporation’s website approximately 1-2 hours after the live webcast ends and will remain on Rovi Corporation’s website until our next quarterly earnings call.

About Rovi Corporation
Rovi Corporation is focused on revolutionizing the digital entertainment landscape by delivering solutions that enable consumers to intuitively discover new entertainment from many sources and locations. The company also provides extensive entertainment discovery solutions for television, movies, music and photos to its customers in the consumer electronics, cable and satellite, entertainment and online distribution markets. These solutions, complemented by a leading collection of entertainment data, create the connections between people and technology, and enable them to discover and manage entertainment in an enjoyable form.

Rovi Corporation holds over 4,000 issued or pending patents and patent applications worldwide. It is headquartered in Santa Clara, California, with numerous offices across the United States and around the world including Japan, Hong Kong, Luxembourg, and the United Kingdom. More information about Rovi Corporation can be found at www.rovicorp.com.

All statements contained herein, including the quotations attributed to Mr. Amoroso and Mr. Budge, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s estimates of future revenues and earnings, business strategies, and future opportunities for product, market or customer expansion.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors included, among others, the Company’s ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company’s technologies and integrated solutions. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2009 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

# # #
Investor Contact:
James Budge
Rovi Corporation
+1 (408) 562-8400

Lauren Landfield
Rovi Corporation
+1 (408) 562-8400

ROVI CORPORATION
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenues	$ 119,478	$ 73,054	$ 230,636	$ 103,349

Costs and expenses:
Cost of revenues	15,294	12,585	30,464	16,518
Research and development	23,009	16,952	46,033	22,025
Selling, general and administrative	32,248	30,572	64,379	45,240
Depreciation	4,482	3,653	9,031	4,457
Amortization	20,403	15,033	40,662	18,098
Restructuring and asset impairment charges	45,648	-	53,619	-
Total costs and expenses	141,084	78,795	244,188	106,338

Operating loss from continuing operations	(21,606)	(5,741)	(13,552)	(2,989)
Interest expense	(13,589)	(13,424)	(31,167)	(17,442)
Interest income and other, net	1,370	2,493	2,825	8,099
Gain on sale of strategic investments	-	-	-	5,238
Loss from continuing operations before income taxes	(33,825)	(16,672)	(41,894)	(7,094)
Income tax benefit	(31,854)	(5,867)	(34,578)	(3,711)
Loss from continuing operations, net of tax	(1,971)	(10,805)	(7,316)	(3,383)
Discontinued operations, net of tax	(171)	95,458	(36,341)	93,066
Net (loss) income	$ (2,142)	$ 84,653	$ (43,657)	$ 89,683

Basic and diluted (loss) income per share:
Loss per share from continuing operations	$ (0.02)	$ (0.13)	$ (0.07)	$ (0.05)
(Loss) income per share from discontinued operations	$ -	$ 1.12	$ (0.37)	$ 1.35
Net (loss) income per share	$ (0.02)	$ 0.99	$ (0.44)	$ 1.30

Shares used in computing basic and diluted net (loss) income per share	100,314	85,165	100,219	68,977

ROVI CORPORATION
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)
ASSETS
	June 30,	December 31,
	2009	2008
Current assets:
Cash and cash equivalents	$ 171,977	$ 199,188
Short-term investments	138,223	77,914
Restricted cash	36,793	-
Trade accounts receivable, net	87,438	84,020
Deferred tax assets, net	44,336	29,537
Prepaid expenses and other current assets	10,673	12,053
Assets held for sale	-	329,522
Total current assets	489,440	732,234
Long-term marketable securities	20,952	84,955
Property and equipment, net	39,625	45,352
Finite-lived intangible assets, net	817,766	895,071
Other assets	44,458	50,387
Goodwill	848,219	828,185
	$ 2,260,460	$ 2,636,184
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 73,382	$ 85,686
Taxes payable	6,871	8,996
Deferred revenue	22,915	14,376
Current portion of debt and capital lease obligations	-	5,842
Liabilities held for sale	-	56,021
Total current liabilities	103,168	170,921
Taxes payable, less current portion	74,970	73,009
Deferred tax liability, net	755	9,914
Long-term debt and capital lease obligations, less current portion	575,263	855,160
Deferred revenue, less current portion	3,865	4,909
Other non current liabilities	13,947	7,076
	771,968	1,120,989
Stockholders’ equity:
Common stock	103	103
Treasury stock	(25,068)	(25,068)
Additional paid-in capital	1,617,702	1,602,667
Accumulated other comprehensive loss	(2,960)	(4,879)
Accumulated deficit	(101,285)	(57,628)
Total stockholders’ equity	1,488,492	1,515,195
	$ 2,260,460	$ 2,636,184

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS)
(UNAUDITED)
	Three Months Ended			Three Months Ended
	June 30, 2009			June 30, 2008

	GAAP		Adjusted	GAAP		Adjusted
Revenues:	Pro Forma (9)	Adjustments	Pro Forma	Pro Forma	Adjustments	Pro Forma
Consumer Electronics Manufacturers (1)	$ 47,938	$ -	$ 47,938	$ 39,906		$ 39,906
Service Providers(1)	58,587	-	58,587	49,532		49,532
All Other	12,953	-	12,953	12,219		12,219
	119,478	-	119,478	101,657	-	101,657
Costs and expenses:
Cost of revenues (2)	15,294	(528)	14,766	14,912	(510)	14,402
Research and Development (3)	23,009	(1,024)	21,985	22,418	(846)	21,572
Selling, general and adminstrative (4)	32,248	(4,737)	27,511	38,928	(4,762)	34,166
Depreciation (5)	4,482		4,482	4,800		4,800
Amortization	20,403	(20,403)	-	20,813	(20,813)	-
Restructuring and asset impairment charges (6)	45,648	(45,648)	-	-		-
Total costs and expenses	141,084	(72,340)	68,744	101,871	(26,931)	74,940
Operating (loss) income from continuing operations	(21,606)	72,340	50,734	(214)	26,931	26,717
Interest (expense) and other, net (7)	(11,127)	4,263	(6,864)	(11,518)	3,514	(8,004)
(Loss) income from continuing operations before taxes	(32,733)	76,603	43,870	(11,732)	30,445	18,713
Income tax (benefit) expense (8)	(31,487)	36,313	4,826	(9,405)	13,761	4,356
(Loss) income from continuing operations	$ (1,246)	$ 40,290	$ 39,044	$ (2,327)	$ 16,684	$ 14,357
Diluted (loss) income per share from continuing operations	$ (0.01)		$ 0.38	$ (0.02)		$ 0.14
Share used in computing diluted (loss) income per share	100,314		101,019	101,743		101,789

(1)  Service Provider revenue includes any revenue related to an IPG deployed by a service provider in a subscriber household regardless of whether the ultimate payment for that IPG comes from the service provider or from a manufacturer of a set-top box.  IPG revenues for IPGs included in a set-top box deployed by a service provider where payment was made by the set-top box manufacturer were previously classified in Consumer Electronics Manufacturers.  Prior period amounts have been reclassified to conform to the current period presentation.

(2) Adjustments include $0.2 million and $0.2 million for equity based compensation and $0.3 million and $0.3 million for transition and integration costs in Q209 and Q208, respectively.

(3) Adjustments include $1.0 million and $0.3 million for equity based compensation and $0.0 million and $0.5 million for transition and integration costs in Q209 and Q208, respectively.

(4) Adjustments to selling, general and administrative consist of the following:

Equity based compensation		$ (3,977)	$ (2,606)
Transaction costs		(288)	(8)
Transition and integration costs		(472)	(2,148)
Total adjustment		$ (4,737)	$ (4,762)

(5) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.

(6) Adjustments eliminate $44.7 million of non-cash asset impairment charges and $0.9 million of restructuring charges.

(7) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the FSP APB 14-1 convertible note discount.

(8) For 2009, utilization of net operating losses result in an adjusted pro forma tax rate of 11%. For 2008, tax effect adjustments at 33% and eliminate discrete tax benefit of $3.6 million.

(9)  GAAP Pro Forma information is necessary in 2009 to provide comparative operating results. GAAP Pro Forma assumes $275 million of net proceeds from the sale of the Media Properties reduced the debt issued in conjunction with acquiring Gemstar.  As such, GAAP Pro Forma includes a $1.1 million reduction in interest expense and a $0.4 million reduction in tax benefit.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS)
(UNAUDITED)
	Six Months Ended			Six Months Ended
	June 30, 2009			June 30, 2008

	GAAP		Adjusted	GAAP		Adjusted
Revenues:	Pro Forma (9)	Adjustments	Pro Forma	Pro Forma	Adjustments	Pro Forma
Consumer Electronics Manufacturers (1)	$ 94,424	$ -	$ 94,424	$ 82,134		$ 82,134
Service Providers(1)	111,020	-	111,020	97,656		97,656
All Other	25,192	-	25,192	25,560		25,560
	230,636	-	230,636	205,350	-	205,350
Costs and expenses:
Cost of revenues (2)	30,464	(788)	29,676	29,707	(667)	29,040
Research and Development (3)	46,033	(2,053)	43,980	42,124	(1,393)	40,731
Selling, general and adminstrative (4)	64,379	(9,184)	55,195	44,439	24,844	69,283
Depreciation (5)	9,031	-	9,031	9,594	-	9,594
Amortization	40,662	(40,662)	-	41,217	(41,217)	-
Restructuring and asset impairment charges (6)	53,619	(53,619)	-	-		-
Total costs and expenses	244,188	(106,306)	137,882	167,081	(18,433)	148,648
Operating (loss) income from continuing operations	(13,552)	106,306	92,754	38,269	18,433	56,702
Interest (expense) and other, net (7)	(21,747)	7,883	(13,864)	(22,008)	6,993	(15,015)
Gain on sale of strategic investments	-	-	-	5,238	(5,238)	-
(Loss) income from continuing operations before taxes	(35,299)	114,189	78,890	21,499	20,188	41,687
Income tax (benefit) expense (8)	(32,360)	41,038	8,678	1,675	10,488	12,163
(Loss) income from continuing operations	$ (2,939)	$ 73,151	$ 70,212	$ 19,824	$ 9,700	$ 29,524
Diluted (loss) income per share from continuing operations	$ (0.03)		$ 0.69	$ 0.19		$ 0.29
Share used in computing diluted (loss) income per share	100,219		100,469	101,680		101,680

(1)  Service Provider revenue includes any revenue related to an IPG deployed by a service provider in a subscriber household regardless of whether the ultimate payment for that IPG comes from the service provider or from a manufacturer of a set-top box.  IPG revenues for IPGs included in a set-top box deployed by a service provider where payment was made by the set-top box manufacturer were previously classified in Consumer Electronics Manufacturers.  Prior period amounts have been reclassified to conform to the current period presentation.

(2)  Adjustments include $0.3 million and $0.4 million for equity based compensation and $0.5 million and $0.3 million for transition and integration costs in the year to date periods ended Q209 and Q208, respectively.

(3)  Adjustments include $1.9 million and $0.9 million for equity based compensation and $0.2 million and $0.5 million for transition and integration costs in the year to date periods ended Q209 and Q208, respectively.

(4) Adjustments to selling, general and administrative consist of the following:
		2009	2008
Equity based compensation		$ (7,562)	$ (4,827)
Transaction costs		(617)	(681)
Transition and integration costs		(1,005)	(2,148)
Insurance settlement		-	32,500
Total adjustment		$ (9,184)	$ 24,844

(5) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.

(6) Adjustments eliminate $44.7 million of non-cash asset impairment charges and $8.9 million of restructuring charges.

(7) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the FSP APB 14-1 convertible note discount.

(8) For 2009, utilization of net operating losses result in an adjusted pro forma tax rate of 11%. For 2008, tax effect adjustments at 33% and eliminate discrete tax benefit of $3.6 million in Q208.

(9)  GAAP Pro Forma information is necessary in 2009 to provide comparative operating results. GAAP Pro Forma assumes $275 million of net proceeds from the sale of the Media Properties reduced the debt issued in conjunction with acquiring Gemstar.  As such, GAAP Pro Forma includes a $6.6 million reduction in interest expense and a $2.2 million reduction in tax benefit.